As filed with the Securities and Exchange Commission on December 5, 2001
                                                  Registration No. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE FIRST AMERICAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         California                                             95-1068610
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                              1 First American Way
                        Santa Ana, California 92707-5913
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)
                         The First American Corporation
                        2001 Employee Stock Purchase Plan
                              (Full Title of Plan)


         Mark R Arnesen, Esq.                            With a copy to:
              Secretary                                Neil W. Rust, Esq.
   The First American Corporation                      White & Case LLP
         1 First American Way                         633 West Fifth Street
   Santa Ana, California 92707-5913                Los Angeles, California 90071
             (714) 800-3000                               (213) 620-7700
(Name and Address of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

 Title Of Each Class Of          Amount                 Proposed           Proposed Maximum           Amount of
    Securities To Be              To Be             Maximum Offering           Aggregate            Registration
       Registered             Registered(1)        Price Per Share(2)      Offering Price(2)             Fee
Common shares,
   $1.00 par value...       3,000,000 shares             $15.30               $45,900,000              $10,971


(1) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers (a) includes an indeterminate amount of interests to be offered or sold pursuant to the stock purchase plan described herein and (b) any additional shares of First American Common Stock which become issuable under the stock purchase plan listed above by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act and calculated based on the average of the high and low sale prices of First American's Common Stock as reported on the New York Stock Exchange on December 3, 2001. The stock purchase plan establishes a per share purchase price equal to 85% of the closing sale price of one share of First American's Common Stock on the last trading day of a pre-defined offering period. Accordingly, the price for each share under the stock purchase plan is based upon 85% of the average of the high and low sale prices of First American's Common Stock as reported on the New York Stock Exchange on December 3, 2001.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         All information required by Part I to be contained in the prospectus is omitted from this registration statement on Form S-8 in accordance with Rule 428 under the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows First American to "incorporate by reference" information into this registration statement which means that First American can disclose important information in documents we file with the SEC to you by referring you to another document filed separately with the SEC. This registration statement incorporates by reference the documents set forth below that First American has previously filed with the SEC. These documents contain important business and financial information about First American, including information concerning its financial performance.

         First American and the plan each incorporates by reference into this registration statement the following documents:

         o our annual report on Form 10-K for the year ended December 31, 2000;

         o our quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 and September 30, 2001;

         o our current reports on Form 8-K filed January 31, 2001, February 21, 2001, April 11, 2001, April 16, 2001, May 7, 2001, May 8, 2001,
             May 10, 2001 May 17, 2001, August 1, 2001 and October 25, 2001;

         o the description of our common shares, $1.00 par value, contained in registration statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act; and

         o the description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with our common shares, contained in our registration statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

         All documents subsequently filed by First American and the plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to shareholders or other document that is not deemed filed under such provisions. For purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

         The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

         The Restated Articles of Incorporation of First American provide that:
"The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to First American, or anyone claiming on First American's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of First American to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

         The Bylaws of First American provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of First American:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of First American means any person appointed to serve on First American's board of directors either by its shareholders or by the remaining board members.

         Each of First American's 1996 Stock Option Plan, 1997 Directors' Stock Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and Employee Profit Sharing and Stock Ownership Plan (for purposes of this paragraph only, each individually, the "Plan") provides that, subject to certain conditions, First American may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with First American's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

         First American's Deferred Compensation Plan (for purposes of this paragraph only, the "Plan") provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

         Each of First American's Management Supplemental Benefit Plan and Executive Supplemental Benefit Plan (for purposes of this paragraph only, each individually, the "Plan") provides that, subject to certain conditions, First American may, through the purchase of insurance or otherwise, indemnify and hold harmless, to the extent permitted by law, the members of the Board of Directors and any other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under the Plan, provided that such party or parties were not guilty of willful misconduct.

         First American has purchased and maintains director and officer insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this registration statement:

Exhibit
Number            Description

4.1 Restated Articles of Incorporation of First American, dated July 14, 1998 (incorporated by reference from Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to First American's Registration Statement No. 333-53681 on Form S-4).

4.2 Certificate of Amendment of Restated Articles of Incorporation of First American, dated April 23, 1999 (incorporated by reference from Exhibit (3) to First American's quarterly report on Form 10-Q for the quarter ended March 31, 1999).

4.3 Certificate of Amendment of Restated Articles of Incorporation of First American, dated May 11, 2000 (incorporated by reference from Exhibit 3.1 to First American's current report on Form 8-K dated June 12, 2000).

4.4 Bylaws of First American, as amended (incorporated by reference from Exhibit 3(d) to First American's annual report on Form 10-K for the year ended December 31, 2000).

4.5 Description of First American's capital stock in Article Sixth of First American's Restated Articles of Incorporation contained in Exhibits 4.1, 4.2 and 4.3.

4.6 Rights Agreement (incorporated by reference from Exhibit 4 of First American's Registration Statement on Form 8-A dated November 7, 1997).

4.7               First American's 2001 Employee Stock Purchase Plan.

5                 Opinion of White & Case LLP.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants to First American.

23.2              Consent of White & Case LLP (contained in Exhibit 5).

24                Power of Attorney.

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any additional or changed material information on the plan of distribution;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by First American pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on this 5th day of December, 2001.

                              THE FIRST AMERICAN CORPORATION


                              By:   /s/ Parker S. Kennedy
                                 -----------------------------------------------
                                              Parker S. Kennedy
                                                  President
                                        (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




Date:  December 5, 2001       By:   /s/ D. P. Kennedy
                                 -----------------------------------------------
                                     D. P. Kennedy, Chairman and Director




Date:  December 5, 2001       By:   /s/ Parker S. Kennedy
                                 -----------------------------------------------
                                    Parker S. Kennedy, President and Director




Date:  December 5, 2001       By:   /s/ Thomas A. Klemens
                                 -----------------------------------------------
                                         Thomas A. Klemens, Executive Vice
                                        President, Chief Financial Officer
                                           (Principal Financial Officer)




Date: December 5, 2001        By:   /s/ Max Valdes
                                 -----------------------------------------------
                                           Max Valdes, Vice President,
                                            Chief Accounting Officer
                                         (Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Date:                         By:
                                 -----------------------------------------------
                                      D. P. Kennedy, Chairman and Director




Date:                         By:
                                 -----------------------------------------------
                                   Parker S. Kennedy, President and Director




Date: December 5, 2001        By:                     *
                                 -----------------------------------------------
                                          George L. Argyros, Director




Date: December 5, 2001        By:                     *
                                 -----------------------------------------------
                                            Gary J. Beban, Director




Date:  December 5, 2001       By:                     *
                                 -----------------------------------------------
                                           J. David Chatham, Director




Date:                         By:
                                 -----------------------------------------------
                                         Hon. William G. Davis, Director




Date: December 5, 2001        By:                     *
                                 -----------------------------------------------
                                             James L. Doti, Director




Date:  December 5, 2001       By:                     *
                                 -----------------------------------------------
                                          Lewis W. Douglas, Jr., Director




Date:  December 5, 2001       By:                     *
                                 -----------------------------------------------
                                           Paul B. Fay, Jr., Director




Date:  December 5, 2001       By:                     *
                                 -----------------------------------------------
                                           Frank E. O'Bryan, Director

Date:  December 5, 2001       By:                     *
                                 -----------------------------------------------
                                           Roslyn B. Payne, Director




Date:  December 5, 2001       By:                     *
                                 -----------------------------------------------
                                            D. Van Skilling, Director




Date:  December 5, 2001       By:                     *
                                 -----------------------------------------------
                                            Virginia Ueberroth, Director




* By:     /s/ Parker S. Kennedy
----------------------------------------------
            Parker S. Kennedy
            Attorney-in-Fact




         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person or persons who administer the stock purchase plan) have duly caused this registration statement to be signed on its or their behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on this 29th day of November, 2001.

                              THE FIRST AMERICAN CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN


                              By:  /s/ Parker S. Kennedy
                                 -----------------------------------------------

                                  EXHIBIT INDEX

Exhibit
Number                Description

4.1 Restated Articles of Incorporation of First American, dated July 14, 1998 (incorporated by reference from Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to First American's Registration Statement No. 333-53681 on Form S-4).

4.2 Certificate of Amendment of Restated Articles of Incorporation of First American, dated April 23, 1999 (incorporated by reference from Exhibit (3) to First American's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.3 Certificate of Amendment of Restated Articles of Incorporation of First American, dated May 11, 2000 (incorporated by reference from Exhibit 3.1 to First American's Current Report on Form 8-K dated June 12,
                      2000).

4.4 Bylaws of First American, as amended (incorporated by reference from Exhibit 3(d) to First American's Annual Report on Form 10-K for the year ended December 31, 2000).

4.5 Description of First American's capital stock in Article Sixth of First American's Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to First American's Registration Statement No. 333-53681 on Form S-4).

4.6 Rights Agreement (incorporated by reference from Exhibit 4 of First American's Registration Statement on Form 8-A dated November 7, 1997).

4.7                   First American's 2001 Employee Stock Purchase Plan.

5                     Opinion of White & Case LLP.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants to First American.

23.2                  Consent of White & Case LLP (contained in Exhibit 5).

24                    Power of Attorney.